Exhibit 99.1

Crane Co.	News

Contact:
Jason D. Feldman
Director, Investor Relations
203-363-7329
www.craneco.com

Crane Co. Reports First Quarter Results and Reaffirms Full-Year Guidance

First Quarter 2019 Highlights:

•	GAAP earnings per diluted share (EPS) of $1.36 compared to $1.13 in 2018; excluding Special Items, EPS of $1.45 increased 11% compared to last year.

•	Sales of $832 million increased 4% compared to 2018, with core sales growth of 6%.

•	Reaffirming full-year GAAP EPS guidance of $6.05-$6.25; excluding Special Items, 2019 EPS guidance is $6.25-$6.45.

STAMFORD, CONNECTICUT - April 29, 2019 - Crane Co. (NYSE: CR), a diversified manufacturer of highly engineered industrial products, reported first quarter 2019 GAAP earnings per diluted share (EPS) of $1.36, compared to $1.13 per diluted share in the first quarter of 2018. Excluding Special Items, first quarter 2019 EPS increased 11% to $1.45, compared to $1.31 in the first quarter of 2018. (Please see the attached Non-GAAP Financial Measures tables for a detailed reconciliation of reported results to adjusted measures.)

First quarter 2019 sales were $832 million, an increase of 4% compared to the first quarter of 2018. The sales increase was comprised of $46 million, or 6%, from core growth and a $7 million, or 1%, benefit from net acquisitions, partially offset by $20 million, or 3%, of unfavorable foreign exchange.

First quarter 2019 operating profit was $114 million, an increase of 21% compared to $94 million in the first quarter of 2018. Operating profit margin of 13.7% compared to 11.8% last year. Excluding Special Items, first quarter 2019 operating profit was $120 million, an increase of 12% compared to $107 million in the first quarter of 2018. Excluding Special Items, operating profit margin of 14.4% compared to 13.4% last year. (Please see the attached Non-GAAP Financial Measures tables for a detailed reconciliation of reported results to adjusted measures.)

Max Mitchell, Crane Co. President and Chief Executive Officer commented: "We had a strong start to the year, with operating results slightly better than expected. All of our businesses are performing well, and we continue to execute on our growth initiatives, as well as productivity and repositioning activities."

First Quarter 2019 Segment Results
All comparisons detailed in this section refer to operating results for the first quarter 2019 versus the first quarter 2018.

Fluid Handling

	First Quarter		Change
(dollars in millions)	2019	2018
Sales	$274	$267	$7	3%

Operating Profit	$34	$28	$6	21%
Operating Profit, before Special Items*	$36	$29	$8	26%

Profit Margin	12.5%	10.5%
Profit Margin, before Special Items*	13.3%	10.8%

*Please see the attached Non-GAAP Financial Measures tables
Sales increased $7 million, or 3%, driven by $17 million, or 6%, of core growth, partially offset by $10 million, or 4%, of unfavorable foreign exchange. Operating margin increased to 12.5%, compared to

10.5% last year, primarily reflecting productivity, operating leverage on higher volumes, and repositioning benefits. Excluding Special Items, operating margin increased to 13.3%, a 250 basis point increase compared to 10.8% last year. Fluid Handling order backlog was $285 million at March 31, 2019, $280 million at December 31, 2018, and $281 million at March 31, 2018.

Payment & Merchandising Technologies

	First Quarter		Change
(dollars in millions)	2019	2018
Sales	$304	$292	$11	4%

Operating Profit	$43	$37	$7	18%
Operating Profit, before Special Items*	$47	$48	$(1)	(3%)

Profit Margin	14.2%	12.5%
Profit Margin, before Special Items*	15.4%	16.5%

*Please see the attached Non-GAAP Financial Measures tables
Sales increased $11 million, or 4%, driven by $14 million, or 5%, of core growth and a $7 million, or 2%, benefit from net acquisitions, partially offset by $10 million, or 3%, of unfavorable foreign exchange. Operating margin improved to 14.2%, from 12.5% last year, primarily reflecting lower acquisition related expenses, benefits from repositioning, and operating leverage on higher volumes, partially offset by unfavorable mix and the timing of certain costs. Excluding Special Items, operating margins of 15.4% declined from 16.5% last year, primarily reflecting unfavorable mix and the timing of certain costs, partially offset by operating leverage on higher volumes.

Aerospace & Electronics

	First Quarter		Change
(dollars in millions)	2019	2018
Sales	$195	$170	$24	14%

Operating Profit	$45	$34	$11	31%
Operating Profit, before Special Items*	$45	$34	$11	32%

Profit Margin	23.0%	20.1%
Profit Margin, before Special Items*	23.3%	20.2%

*Please see the attached Non-GAAP Financial Measures tables
Sales increased $24 million, or 14%, driven by higher core sales. Operating margin improved to 23.0%, from 20.1% last year, primarily reflecting operating leverage on higher volumes and productivity. Excluding Special Items, operating margin improved to 23.3%, from 20.2% last year. Aerospace & Electronics order backlog was $487 million at March 31, 2019, $447 million at December 31, 2018, and $381 million at March 31, 2018.

Engineered Materials

	First Quarter		Change
(dollars in millions)	2019	2018
Sales	$60	$70	$(10)	(14%)

Operating Profit	$9	$12	$(3)	(24%)

Profit Margin	15.8%	17.8%
Sales decreased $10 million, or 14%, driven primarily by lower sales to Recreational Vehicle customers. Operating margin declined to 15.8%, from 17.8%, primarily reflecting lower volumes.

Reaffirming Full Year 2019 Guidance
We are reaffirming our full year 2019 GAAP EPS guidance in a range of $6.05-$6.25. Excluding Special Items, full year 2019 EPS guidance is $6.25-$6.45. Sales for 2019 are expected to be approximately $3.3 billion, reflecting a slight decline in core sales and an unfavorable foreign exchange impact of approximately 2%. Full year 2019 free cash flow (cash provided by operating activities less capital spending) is expected to be in a range of $335 million to $365 million. (Please see the attached Non-GAAP Financial Measures tables.)

Additional Information
Additional information with respect to the Company’s asbestos liability and related accounting provisions and cash requirements is set forth in the Current Report on Form 8-K filed with a copy of this press release.

Conference Call
Crane Co. has scheduled a conference call to discuss the first quarter financial results on Tuesday, April 30, 2019 at 10:00 A.M. (Eastern). All interested parties may listen to a live webcast of the call at http://www.craneco.com. An archived webcast will also be available to replay this conference call directly from the Company’s website under Investors, Events & Presentations. Slides that accompany the conference call will be available on the Company’s website.

Crane Co. is a diversified manufacturer of highly engineered industrial products. Founded in 1855, Crane Co. provides products and solutions to customers in the chemicals, oil & gas, power, automated payment solutions, banknote design and production and aerospace & defense markets, along with a wide range of general industrial and consumer related end markets. The Company has four business segments: Fluid Handling, Payment & Merchandising Technologies, Aerospace & Electronics and Engineered Materials. Crane Co. has approximately 12,000 employees in the Americas, Europe, the Middle East, Asia and Australia. Crane Co. is traded on the New York Stock Exchange (NYSE:CR). For more information, visit www.craneco.com.

This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the management’s current beliefs, expectations, plans, assumptions and objectives regarding Crane Co.’s future financial performance and are subject to significant risks and uncertainties. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in these forward-looking statements. Such factors are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent reports filed with the Securities and Exchange Commission. Such reports are available on the Securities Exchange Commission’s website (www.sec.gov). Crane Co. does not undertake to update any forward-looking statements.

(Financial Tables Follow)

CRANE CO.
Income Statement Data
(in millions, except per share data)

	Three Months Ended
	March 31,
	2019	2018
Net sales:
Fluid Handling	$273.7	$266.6
Payment & Merchandising Technologies	303.8	292.4
Aerospace & Electronics	194.6	170.4
Engineered Materials	59.6	69.7
Total net sales	$831.7	$799.1

Operating profit:
Fluid Handling	$34.1	$28.1
Payment & Merchandising Technologies	43.2	36.5
Aerospace & Electronics	44.8	34.2
Engineered Materials	9.4	12.4
Corporate	(17.8)	(16.9)
Total operating profit	113.7	94.3

Interest income	0.6	0.8
Interest expense	(11.9)	(14.6)
Miscellaneous, Net	2.0	3.9
Income before income taxes	104.4	84.4
Provision for income taxes	21.9	15.7
Net income before allocation to noncontrolling interests	82.5	68.7
Less: Noncontrolling interest in subsidiaries' earnings	0.1	—
Net income attributable to common shareholders	$82.4	$68.7

Share Data:
Earnings per diluted share	$1.36	$1.13

Average diluted shares outstanding	60.7	61.0
Average basic shares outstanding	59.8	59.7

Supplemental Data:
Cost of Sales	$528.0	$521.2
Selling, General & Administrative	190.0	177.6
Acquisition & Integration Related Charges *	1.1	5.2
Repositioning Related charges *	5.3	0.8
Depreciation and Amortization *	27.7	27.9
Stock-Based Compensation Expense *	5.5	5.6

* Amount included within cost of sales and selling, general & administrative costs.

CRANE CO.
Condensed Balance Sheets
(in millions)

	March 31, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$256.8	$343.4
Accounts receivable, net	573.8	515.8
Current insurance receivable - asbestos	16.0	16.0
Inventories, net	440.6	411.5
Other current assets	84.1	76.2
Total current assets	1,371.3	1,362.9

Property, plant and equipment, net	595.8	599.1
Long-term insurance receivable - asbestos	71.9	75.0
Other assets	691.7	602.0
Goodwill	1,411.6	1,403.7

Total assets	$4,142.3	$4,042.7

LIABILITIES AND EQUITY
Current liabilities
Notes payable and current maturities of long-term debt	$63.1	$6.9
Accounts payable	263.2	329.2
Current asbestos liability	66.0	66.0
Accrued liabilities	310.3	337.1
Income taxes	1.1	1.0
Total current liabilities	703.7	740.2

Long-term debt	940.2	942.3
Long-term deferred tax liability	53.7	53.2
Long-term asbestos liability	438.5	451.3
Other liabilities	413.2	328.6

Total equity	1,593.0	1,527.1

Total liabilities and equity	$4,142.3	$4,042.7

CRANE CO.
Condensed Statements of Cash Flows
(in millions)

	Three Months Ended March 31,
	2019	2018
Operating activities:
Net income attributable to common shareholders	$82.4	$68.7
Noncontrolling interest in subsidiaries' earnings	0.1	—
Net income before allocations to noncontrolling interests	82.5	68.7
Loss on deconsolidation of joint venture	1.2	—
Depreciation and amortization	27.7	27.9
Stock-based compensation expense	5.5	5.6
Defined benefit plans and postretirement credit	(2.0)	(3.9)
Deferred income taxes	5.4	12.7
Cash used for operating working capital	(203.4)	(29.5)
Defined benefit plans and postretirement contributions	(4.3)	(4.5)
Environmental payments, net of reimbursements	(1.6)	(2.3)
Other	(1.7)	2.4
Subtotal	(90.7)	77.1
Asbestos related payments, net of insurance recoveries	(9.7)	(2.9)
Total (used for) provided by operating activities	(100.4)	74.2

Investing activities:
Capital expenditures	(19.8)	(27.5)
Proceeds from disposition of capital assets	—	0.3
Impact of deconsolidation of joint venture	(0.2)	—
Payments for acquisitions, net of cash acquired	—	(672.3)
Total used for investing activities	(20.0)	(699.5)

Financing activities:
Dividends paid	(23.4)	(20.9)
Stock options exercised, net of shares reacquired	(0.4)	4.5
Debt issuance costs	—	(5.4)
Repayment of long-term debt	(1.4)	(250.0)
Repayment of short-term debt	—	(100.0)
Proceeds from issuance of long-term debt	3.0	550.0
Proceeds from issuance of short-term debt	—	100.0
Proceeds from issuance of commercial paper, net	55.5	272.7
Total used for financing activities	33.3	550.9

Effect of exchange rate on cash and cash equivalents	0.5	10.5
Decrease in cash and cash equivalents	(86.6)	(63.9)
Cash and cash equivalents at beginning of period	343.4	706.2
Cash and cash equivalents at end of period	$256.8	$642.3

CRANE CO.
Order Backlog
(in millions)

	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Fluid Handling	$284.8	$279.6	$297.7	$291.6	$281.2
Payment & Merchandising Technologies	322.2	331.5	359.0	350.5	301.0
Aerospace & Electronics	487.1	446.6	445.1	441.3	381.2
Engineered Materials	12.3	14.9	10.3	13.2	13.4
Total Backlog	$1,106.4	$1,072.6	$1,112.1	$1,096.6	$976.8

CRANE CO.
Non-GAAP Financial Measures
(in millions, except per share data)

	Three Months Ended March 31,		Percent Change March 31, 2019
	2019	2018	Three Months
INCOME ITEMS
Net sales	$831.7	$799.1	4.1%

Operating profit	113.7	94.3	20.6%
Percentage of sales	13.7%	11.8%
Special items impacting operating profit:
Inventory step-up and backlog amortization	—	6.6
Acquisition & Integration Related Charges	1.1	5.2
Repositioning Related charges	5.3	0.8
Operating profit before special items	$120.1	$106.9	12.3%
Percentage of sales	14.4%	13.4%

Net income attributable to common shareholders	$82.4	$68.7
Per share	$1.36	$1.13	20.4%

Special items impacting net income attributable to common shareholders:
Inventory step-up and Backlog amortization - Net Of Tax	—	5.1
Per Share		$0.08
Acquisition & Integration Related Charges - Net of Tax	0.9	4.0
Per Share	$0.01	$0.06
Repositioning Related charges - Net of Tax	4.2	0.6
Per Share	$0.07	$0.01
Incremental financing costs associated with acquisition - Net of Tax	—	1.4
Per Share		$0.02
Deconsolidation of joint venture - Net of Tax	0.8	—
Per Share	$0.01
Impact of Tax Law Change	—	0.3
Per Share		$0.00
Net Income Attributable To Common Shareholders Before Special Items	$88.3	$80.1	10.2%
Per Diluted Share	$1.45	$1.31	10.6%

	Three Months Ended March 31,
	2019	2018

Provision for income taxes - GAAP Basis	$21.9	$15.7
Tax effect of inventory step-up and backlog amortization	—	1.5
Tax effect of acquisition & integration related charges	0.2	1.2
Tax effect of repositioning related charges	1.1	0.2
Tax effect of incremental financing costs associated with acquisition	—	0.4
Tax effect of deconsolidation of joint venture	0.4	—
Impact of tax law change	—	(0.3)
Provision for income taxes - non-GAAP basis	$23.6	$18.7

SEGMENT INFORMATION:
	For the three months ended March 31, 2019
	Fluid Handling	Payment & Merchandising Technologies	Aerospace & Electronics	Engineered Materials	Corporate	Total Company
Net sales	$273.7	$303.8	$194.6	$59.6	$—	$831.7

Operating Profit - GAAP	34.1	43.2	44.8	9.4	(17.8)	113.7
Acquisition & Integration Related Charges	—	1.1	—	—	—	1.1
Repositioning Related charges	2.2	2.6	0.6	—	—	5.3
Operating Profit before Special Items	36.3	46.9	45.4	9.4	(17.8)	120.1
Percentage of Sales	13.3%	15.4%	23.3%	15.8%		14.4%

	For the three months ended March 31, 2018
	Fluid Handling	Payment & Merchandising Technologies	Aerospace & Electronics	Engineered Materials	Corporate	Total Company
Net Sales	$266.6	$292.4	$170.4	$69.7	$—	$799.1

Operating Profit - GAAP	28.1	36.5	34.2	12.4	(16.9)	94.3
Inventory step-up and backlog amortization	0.2	6.4	—	—	—	6.6
Acquisition & Integration Related Charges	—	5.2	—	—	—	5.2
Repositioning Related charges	0.4	0.2	0.2	—	—	0.8
Operating Profit before Special Items	$28.7	$48.3	$34.4	$12.4	$(16.9)	$106.9
Percentage of Sales	10.8%	16.5%	20.2%	17.8%		13.4%

CRANE CO.
Guidance
(in millions, except per share data)

	2019 Full Year Guidance
2019 Earnings Per Share Guidance	Low	High

Earnings Per Share - GAAP basis	$6.05	$6.25
Repositioning Costs	0.13	0.13
Acquisition Integration Costs	0.07	0.07
Earnings Per Share - Non-GAAP basis	$6.25	$6.45

CASH FLOW ITEMS

	Three Months Ended March 31,		2019 Full Year Guidance
	2019	2018	Low	High

Cash Provided by Operating Activities before Asbestos-Related Payments	$(90.7)	$77.1	$475.0	$505.0
Asbestos-related payments, net of insurance recoveries	(9.7)	(2.9)	(50.0)	(50.0)
Cash Provided by Operating Activities	(100.4)	74.2	425.0	455.0
Less: Capital Expenditures	(19.8)	(27.5)	(90.0)	(90.0)
Free Cash Flow	$(120.2)	$46.7	$335.0	$365.0

Certain non-GAAP measures have been provided to facilitate comparison with the prior year.
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance.

In addition, Free Cash Flow provides supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company's long-term debt. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.